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AIG Life Insurance Company                                        EXHIBIT (e)(2)
P.O. Box 667 Wilmington, DE 19899-0667

                                      Executive Advantage(SM)
PLEASE PRINT ALL ANSWERS     Supplemental Application For Life Insurance
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
  1. Proposed Last Name       First Name       Middle Initial      2. Date of Birth         3. Social Security Number
     Insured  _______________________________________________      _______________________   ________________________

  4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)
      Guaranteed Account                                    _______  %

      AllianceBernstein Variable Product Series Fund, Inc.
      ----------------------------------------------------
      AllianceBernstein Americas Government Income          _______  %
      AllianceBernstein Growth Portfolio                    _______  %
      AllianceBernstein Growth & Income Portfolio           _______  %
      AllianceBernstein Premier Growth Portfolio            _______  %
      AllianceBernstein Quasar Portfolio                    _______  %

      American Century Variable Portfolios, Inc.
      ------------------------------------------
      VP Income & Growth Portfolio                          _______  %
      VP International Portfolio                            _______  %

      Credit Suisse Trust
      -------------------
      Emerging Growth Portfolio                             _______  %
      Emerging Markets Portfolio                            _______  %
      Global Post-Venture Capital Portfolio                 _______  %
      International Focus Portfolio                         _______  %
      Large Cap Value Portfolio                             _______  %
      Small Cap Growth Portfolio                            _______  %

      Fidelity Variable Insurance Products Fund
      -----------------------------------------
      VIP Balanced Portfolio                                _______  %
      VIP Contrafund Portfolio                              _______  %
      VIP Index 500 Portfolio                               _______  %

      Franklin Templeton Variable Insurance Products Trust
      ----------------------------------------------------
      Developing Markets Securities Fund - Class 2          _______  %
      Foreign Securities Fund - Class 2                     _______  %
      Growth Securities Fund - Class 2                      _______  %

      Goldman Sachs Asset Management L.P.
      -----------------------------------
      CORE U.S. Equity Fund                                 _______  %
      International Equity Fund                             _______  %

      Morgan Stanley Universal Institutional Funds
      --------------------------------------------
      Core Plus Fixed Income Portfolio Class 1              _______  %
      Emerging Markets Equity Portfolio Class 1             _______  %
      High Yield Portfolio Class 1                          _______  %
      Mid Cap Growth Portfolio Class 1                      _______  %
      Money Market Portfolio Class 1                        _______  %
      Technology Portfolio Class 1                          _______  %
      U.S. Mid Cap Core Portfolio Class 1                   _______  %

      Neuberger Berman Advisers Management Trust
      ------------------------------------------
      AMT Partners Portfolio                                _______  %

      PIMCO Variable Insurance Trust
      ------------------------------
      Long Term U.S. Government                             _______  %
      Total Return Bond Portfolio                           _______  %

  5.  Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Morgan
      Stanley Money Market Fund.                                                   YES   NO
      If elected you must complete the Dollar Cost Averaging Plan Request Form.)   [_]   [_]

  6.  (a) Did the Owner receive current prospectuses?                              [_]   [_]
      (b) Does the Owner understand that:
            The death benefit may increase or decrease depending on investment
            performance?                                                           [_]   [_]
            The cash value may increase or decrease depending on investment
            performance?                                                           [_]   [_]
            The Certificate will lapse if the cash surrender value becomes
            insufficient to cover the total monthly deductions?                    [_]   [_]
      (c) Does the Owner believe that this Certificate will meet insurance
          needs and financial objectives?                                          [_]   [_]

  7.  Suitability    What is the Owner's:    Approximate net worth   ___________
                                             Income earned           ___________
                                             Income unearned         ___________
                                             Number of dependents    ___________
                                             Marginal tax bracket    ___________

  Investment Objective(s) (check all that apply):  Growth ____ Growth and Income
  ___ Income ___ Capital Appreciation ___ Speculation ___

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on ______________________________, 20 _____   ___________________________
                                                     Signature of Owner
at _________________, State of ___________________
                                                     ___________________________
__________________________________________________   Signature of Proposed
Signature of Soliciting Agent                        Insured if not Owner
                                                     (Parent if Proposed Insured
                                                     is Age 15 or less)

14GVSUP997